SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2005

Date of Report
(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

821 Second Avenue, 18th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On March 31, 2005, the Board of Directors of AQUANTIVE, Inc. (the “Company”) approved certain changes to Company’s program for compensating nonemployee directors. Nonemployee directors are compensated for their services through a combination of annual retainers, meeting fees, and stock option awards. Effective April 1, 2005, the annual retainer for nonemployee directors was increased to $17,500. In addition, an annual retainer of $10,000 was established for the chair of the audit committee, and an annual retainer of $4,000 was established for the chair of the compensation committee and the chair of the nominating and corporate governance committee. The meeting fee for attendance at each board meeting is $1,500, except for telephonic board meetings of less than two hours duration, in which case the meeting fee is $1,000. Committee meeting fees remain at $1,000, and will be paid for each meeting attended, unless it is incidental to a board meeting. In addition, we reimburse our nonemployee directors for reasonable expenses they incur in attending board and committee meetings.

     Our stock option grant program for nonemployee directors provides for initial grants to new members of our board upon their first appointment or election, as well as for annual grants for continuing directors. Under the program as revised on March 31, 2005, each nonemployee director will automatically receive a nonqualified stock option to purchase 25,000 shares of common stock upon initial election or appointment to the board. One-third of this option vests on each of the first, second and third anniversaries of the grant date. In addition, under this program, each nonemployee director who continues to serve on the board will receive an additional annual grant of an option to purchase 15,000 shares of common stock on the date of the annual shareholders meeting. These options vest on the earlier of one full one year after the grant date, or the date of the annual meeting of shareholders in the year subsequent to the year of grant (provided that the meeting date is not more than 60 calendar days earlier than the date of the meeting at which the option was granted). The exercise price for all options granted under the program is the fair market value of the common stock on the grant date. Options granted under this program will have a seven-year term. Options that are vested at the time a director ceases to provide services to the Company expire one year thereafter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005

AQUANTIVE, INC.

By:	/s/ Linda A. Schoemaker

Name:	Linda A. Schoemaker
Title:	Senior Vice President, General Counsel and Corporate Secretary